Exhibit (a)(1)(S)

2016 FULL YEAR RESULTS BASEL, 8 FEBRUARY 2017

2016 FULL YEAR RESULTS FEBRUARY 8, 2017 SAFE HARBOR 1 This document contains forward - looking statements, which can be identified by terminology such as ‘expect’, ‘would’, ‘will’, ‘potential’, ‘plans’, ‘prospects’, ‘estimated’, ‘aiming’, ‘on track’ and similar expressions . Such statements may be subject to risks and uncertainties that could cause the actual results to differ materially from these statements . We refer you to Syngenta's publicly available filings with the U . S . Securities and Exchange Commission for information about these and other risks and uncertainties . Syngenta assumes no obligation to update forward - looking statements to reflect actual results, changed assumptions or other factors . This document does not constitute, or form part of, any offer or invitation to sell or issue, or any solicitation of any offer, to purchase or subscribe for any ordinary shares in Syngenta AG, or Syngenta ADSs, nor shall it form the basis of, or be relied on in connection with, any contract therefor .

ERIK FYRWALD CHIEF EXECUTIVE OFFICER

2016 FULL YEAR RESULTS FEBRUARY 8, 2017 2016 HIGHLIGHTS 3 * Fully diluted basis, excluding restructuring and impairment Reported sales  5 % CER Sales  2 % Volume - 4%, price +2% Sales up 1% ex Brazil sales terms change and non - recurring corn trait royalty New products success EBITDA margin maintained: 20.8% AOL savings target exceeded: $320m Earnings per share* $17.03 Free cash flow ahead of target: $1.4bn

FOURTH QUARTER 2016 OVERVIEW

Regional sales: $3bn, -1%; +7% excluding non-recurring corn trait royalty

NORTH AMERICA
+2% ex royalty

- Grower profitability remains low
- Strong corn seed sales
- Selective herbicides flat after strong Q3

LATIN AMERICA
+3% ex royalty

- Brazil: improvement in Cerrados, dry weather moved south
- Higher insecticide sales
- Strong corn seed performance
- Credit conditions remain tight

EAME
+19%

- Early start to Ukraine season; strong CP growth
- Improved conditions in AME
- France: tight cash management impacting morte saison

ASIA PACIFIC
+8%

- El Niño effect over
- ASEAN channel inventory reduced
- Strong growth in S. Asia: new CP products, corn and vegetables seeds

Growth at constant exchange rates

4 2016 FULL YEAR RESULTS | FEBRUARY 8, 2017 syngenta

MARK PATRICK CHIEF FINANCIAL OFFICER

2016 FULL YEAR RESULTS FEBRUARY 8, 2017 SALES PROGRESSION FULL YEAR 2016 6 * Includes glyphosate price: ~$(35)m ; CIS price: ~$110m

2016 FULL YEAR RESULTS FEBRUARY 8, 2017 EBITDA PROGRESSION FULL YEAR 2016 7 Excluding restructuring and impairment * Includes $200m impact from non - recurrence of corn trait royalty from KWS / Limagrain ** CIS Price: approx. $110m Currency ex. CIS ~$(60)m

2016 FULL YEAR RESULTS FEBRUARY 8, 2017 CURRENCY * Sales - weighted basket of emerging market currencies excl. BRL, UAH, RUB 8 End quarter % change vs. dollar (2016 end month % change vs. dollar) Indexed to December 31, 2012 Continued weakening of the GBP: small favorable impact in 2016 USD strength vs. major currencies in H2 CHF , EUR and GBP largely hedged Positive impact of stronger BRL 2016 full year EBITDA headwind after CIS prices : ~ $(60)m CHF EUR RUB BRL UAH GBP Emerging Markets*

2016 FULL YEAR RESULTS FEBRUARY 8, 2017 EVOLUTION OF PROFITABILITY 9 5 year performance: gross profit margin % and EBITDA margin % AOL efficiencies 170 bps improvement in gross margin as reported Determined action on price in Latin America and CIS Mix improvement including reduction in solo glyphosate Adjusted EBITDA margin: 130 bps improvement 2016 performance

2016 FULL YEAR RESULTS FEBRUARY 8, 2017 NET INCOME AND EARNINGS PER SHARE All items except net income exclude restructuring and impairment, EPS on a fully diluted basis Net income as attributable to Syngenta shareholders * Net of tax 10 $m 2016 2015 Operating income 2,124 2,229 Net financial expense (291) (256) Taxation (267) (336) Tax rate 15% 17% Restructuring* (390) (300) Net income 1,178 1,339 Earnings per share $17.03 $17.78

2016 FULL YEAR RESULTS FEBRUARY 8, 2017 FREE CASH FLOW * Investment in tangible and intangible assets 11 $m Reduction in trade working capital related cash outflow Continued inventory reduction Receivables outflow lower than 2015

2016 FULL YEAR RESULTS FEBRUARY 8, 2017 Planned savings on track $m 2015 2016 2017 2018 ACCELERATING OPERATIONAL LEVERAGE (AOL) 12 Global operations – Seeds production cost optimization – Procurement and manufacturing fixed cost reductions – Rationalization of logistics and function costs – Supply chain redesign Commercial operations – Simplified marketing structure – Field force effectiveness – Integrated demand and production management – Enhanced pricing platforms R&D – Field development rationalization – Infrastructure and operational savings – Outsourcing of standard activities

2016 FULL YEAR RESULTS FEBRUARY 8, 2017 REGIONAL PERFORMANCE LATIN AMERICA 13 Growth at constant exchange rates Operating income and margin exclude restructuring and impairment Successful price action to compensate for currency depreciation in 2015 Sales 3% lower ex Brazil sales terms Sales in Venezuela stopped Argentina : government reforms to support agriculture Margin improvement despite non - recurrence of royalty income: cost discipline Brazil : drought conditions in many parts  reduced fungicide applications  low insect pressure, soybean trait adoption  high insecticide channel inventories 2016 2015 Operating profit Sales Operating margin Sales vs. 2015

2016 FULL YEAR RESULTS FEBRUARY 8, 2017 REGIONAL PERFORMANCE EUROPE, AFRICA AND MIDDLE EAST 14 Growth at constant exchange rates Operating income and margin exclude restructuring and impairment Robust pricing, notably CIS Solid sales growth despite adverse weather in north - west Europe in Q2 Strong performance in high margin product lines: Seedcare , sunflower Actions to reduce operating costs 2016 2015 Operating profit Sales Operating margin Sales vs. 2015

2016 FULL YEAR RESULTS FEBRUARY 8, 2017 REGIONAL PERFORMANCE NORTH AMERICA 15 Growth at constant exchange rates Operating income and margin exclude restructuring and impairment Crop protection sales unchanged despite reduction in solo glyphosate Margin improved slightly ex non - recurring corn trait royalty ($145m ) ACURON TM success Launch of 16 new products including TRIVAPRO TM , ORONDIS TM Soybean sales lower 2016 2015 Operating profit Sales Good growth in branded corn seed; ENOGEN ® expansion Operating margin Sales vs. 2015

2016 FULL YEAR RESULTS FEBRUARY 8, 2017 REGIONAL PERFORMANCE ASIA PACIFIC 16 Growth at constant exchange rates Operating income and margin exclude restructuring and impairment Reduction of channel inventory in ASEAN End of El Niño: strong H2 recovery South Asia: new CP launches, strong demand for vegetables and corn seeds Profitability improvement: AOL efficiencies 2016 2015 Emerging markets represent >75% of APAC sales Operating profit Sales Operating margin Sales vs. 2015

2016 FULL YEAR RESULTS FEBRUARY 8, 2017 CROP PROTECTION FULL YEAR SALES - 2% 17 Chart excludes ‘Other’: Q4 $38m ; FY $142m Growth at constant exchange rates Selective herbicides Insecticides Fungicides Non selective herbicides Seedcare Continued success of AXIAL ® on cereals in EAME Expansion of CALLISTO ® on corn in Africa and CIS ACURON™ adoption by US corn growers Low insect pressure in LATAM Price increases in EAME New products in APAC: volumes up Second half recovery in Europe after wet spring Brazil sales lower North America growth driven by TRIVAPRO™ Deliberate reduction in solo glyphosate Lower sales of GRAMOXONE ® : weak demand in APAC Canada: return to growth led by VIBRANCE ® USA: lower treatment intensity Europe: CRUISER ® growth Low insect pressure, high channel inventories in Brazil New products in APAC: volume up

2016 FULL YEAR RESULTS FEBRUARY 8, 2017 NEW PRODUCTS PEAK SALES POTENTIAL >$2.9 BILLION 18 Reported sales $m Sales of new products (launched within last 5 years) ACURON™ success in US corn market: sales more than doubled Carboxamide technology platform expanding: launch of ELATUS™ PLUS i n France, MIRAVIS™ (ADEPIDYN™) in Argentina ACURON™ success in US corn market: sales more than doubled Expanding in Argentina Combined 2016 sales: $ 741m

2016 FULL YEAR RESULTS FEBRUARY 8, 2017 SEEDS FULL YEAR SALES - 3% Growth at constant exchange rates 19 S trong sunflower sales in Europe: higher acreage, adoption of superior hybrids Sales up 2% (Q4 up 15%) excluding $200m royalty income in 2015 Strong Q4 branded seed performance in the USA VIPTERA™ adoption in Latin America Robust pricing Expansion of key crops in South Asia Strong demand in Latin America

2016 FULL YEAR RESULTS FEBRUARY 8, 2017 AGRICULTURAL MARKET GROWTH EXPECTED TO RESUME 2017 A YEAR OF STABILIZATION 20 Source: Phillips McDougall. Excluding public seeds $ bn Market size 2013 - 2016: major crops in over - supply – 2016 : robust output for major crops but difficult year for farm economy – Less volatility in emerging markets – 2017 : industry expected to stabilize Solid demand outlook will drive further growth in mid/long term: ~ 3 percent CAGR – Regulatory environment remaining tough – Innovation, resistance management – Emerging market demographics continue to support grain demand increase – Government support towards intensification Syngenta 2017 outlook – Low single digit sales growth at CER – Improvement in EBITDA margin – Strong cash generation

ERIK FYRWALD CHIEF EXECUTIVE OFFICER

2016 FULL YEAR RESULTS FEBRUARY 8, 2017 PRIORITIES FOR 2017 AND BEYOND 22 Close the ChemChina transaction Enhance focus on execution  drive productivity  continuous improvement culture Accelerate innovation and invest in growth

2016 FULL YEAR RESULTS FEBRUARY 8, 2017 OUR CORPORATE GOALS 23 Profitably grow market share Meet our financial commitments Realize AOL savings Improve seeds performance Increase cash conversion Drive simplification Improve the customer experience More sales force face time New digital approaches Ongoing innovation Decision - making faster, closer to market

2016 FULL YEAR RESULTS FEBRUARY 8, 2017 CHEMCHINA OFFER

2016 FULL YEAR RESULTS FEBRUARY 8, 2017 SAFE HARBOR 25 ADDITIONAL INFORMATION AND WHERE TO FIND IT THIS ANNOUNCMENT IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO PURCHASE OR A SOLICITATION OF AN OFFER TO SELL COMPANY SECURITIES . THE SOLICITATION AND OFFER TO BUY COMPANY SECURITIES WILL ONLY BE MADE PURSUANT TO THE SWISS OFFER PROSPECTUS AND THE OFFER TO PURCHASE AND OTHER DOCUMENTS RELATING TO THE U . S . OFFER THAT HAVE BEEN FILED WITH THE U . S . SECURITIES AND EXCHANGE COMMISSION ("SEC") . INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE TENDER OFFER STATEMENT ON SCHEDULE TO FILED BY THE OFFEROR WITH THE SEC AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14 D - 9 WITH RESPECT TO THE OFFER FILED BY THE COMPANY WITH THE SEC, SINCE THESE MATERIALS CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER . INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THESE MATERIALS AND OTHER DOCUMENTS FILED BY THE OFFEROR AND THE COMPANY WITH THE SEC AT THE WEBSITE MAINTAINED BY THE SEC AT WWW . SEC . GOV . INVESTORS AND SECURITY HOLDERS MAY ALSO OBTAIN FREE COPIES OF THE SOLICITATION/RECOMMENDATION STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC BY THE COMPANY AT WWW . SYNGENTA . COM . CAUTIONARY STATEMENT REGARDING FORWARD - LOOKING STATEMENTS SOME OF THE STATEMENTS CONTAINED IN THIS ANNOUNCEMENT ARE FORWARD - LOOKING STATEMENTS, INCLUDING STATEMENTS REGARDING THE EXPECTED CONSUMMATION OF THE SWISS AND U . S . PUBLIC TENDER OFFERS, WHICH INVOLVES A NUMBER OF RISKS AND UNCERTAINTIES, INCLUDING THE SATISFACTION OF CLOSING CONDITIONS FOR THE OFFERS, SUCH AS REGULATORY APPROVAL FOR THE TRANSACTION AND THE TENDER OF AT LEAST 67 % OF THE OUTSTANDING SHARES OF THE COMPANY, THE POSSIBILITY THAT THE TRANSACTION WILL NOT BE COMPLETED AND OTHER RISKS AND UNCERTAINTIES DISCUSSED IN THE COMPANY’S PUBLIC FILINGS WITH THE SEC, INCLUDING THE “RISK FACTORS” SECTION OF THE COMPANY’S FORM 20 - F FILED ON FEBRUARY 11 , 2016 , AS WELL AS THE TENDER OFFER DOCUMENTS FILED BY THE OFFEROR AND THE SOLICITATION/RECOMMENDATION STATEMENT FILED BY THE COMPANY . THESE STATEMENTS ARE BASED ON CURRENT EXPECTATIONS, ASSUMPTIONS, ESTIMATES AND PROJECTIONS, AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE STATEMENTS . THESE STATEMENTS ARE GENERALLY IDENTIFIED BY WORDS OR PHRASES SUCH AS “BELIEVE”, “ANTICIPATE”, “EXPECT”, “INTEND”, “PLAN”, “WILL”, “MAY”, “SHOULD”, “ESTIMATE”, “PREDICT”, “POTENTIAL”, “CONTINUE” OR THE NEGATIVE OF SUCH TERMS OR OTHER SIMILAR EXPRESSIONS . IF UNDERLYING ASSUMPTIONS PROVE INACCURATE OR UNKNOWN RISKS OR UNCERTAINTIES MATERIALIZE, ACTUAL RESULTS AND THE TIMING OF EVENTS MAY DIFFER MATERIALLY FROM THE RESULTS AND/OR TIMING DISCUSSED IN THE FORWARD - LOOKING STATEMENTS, AND YOU SHOULD NOT PLACE UNDUE RELIANCE ON THESE STATEMENTS . THE OFFEROR, CHEMCHINA AND THE COMPANY DISCLAIM ANY INTENT OR OBLIGATION TO UPDATE ANY FORWARD - LOOKING STATEMENTS AS A RESULT OF DEVELOPMENTS OCCURRING AFTER THE PERIOD COVERED BY THIS RELEASE OR OTHERWISE .

2016 FULL YEAR RESULTS FEBRUARY 8, 2017 DIVIDEND UPDATE 26 Dividend history 2001 - 2015: 25 % cagr vs 16% EPS cagr 2015 payout ratio 64 % Special dividend of CHF 5.00 to be paid conditional upon and prior to first settlement of the transaction No regular dividend proposal for 2016 ChemChina transaction expected to close in Q2 2017 AGM to be scheduled in June Any dividend payment would need to be deducted from the offer price: unfavorable from a tax perspective for some shareholders

CHEMCHINA OFFER
PROGRESS UPDATE

Swiss and US Public Tender Offers extended to 2 March 2017

Anti-trust clearance received from 13 jurisdictions*

Remedy proposals submitted in EU and USA
EU Phase II deadline 12 April 2017

Confident transaction will close in Q2

Sequence of events



2 March 2017
Extension of main offer period
Possible further extension
Regulatory clearance achieved
Final extension period
X
End of final extension period
X+8TD
Payment of special dividend
X+9TD
First settlement

TD: Trading Days
* Pending: Brazil, Canada, China, EU, India, Mexico, USA

27 2016 FULL YEAR RESULTS | FEBRUARY 8, 2017
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